Exhibit 5.2

September 3, 2014

Memorial Production Partners, LP

1301 McKinney, Suite 2100

Houston, Texas 77010

Gentlemen:

We have acted as special Colorado counsel to Prospect Energy, LLC, a Colorado limited liability company (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3, as amended (the “Registration Statement”), filed by Memorial Production Partners, LP, a Delaware limited partnership (the “Partnership”), and Memorial Production Finance Corporation, a Delaware corporation (the “Finance Corporation”; and together with the Partnership, the “Issuers”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate aggregate amount of securities (the “Securities”) consisting of (i) common units (the “Common Units”) representing limited partnership interests in the Partnership, (ii) preferred units (the “Preferred Units”) representing limited partner interests in the Partnership, (iii) the Partnership’s senior debt securities, as to which the Finance Corporation may be co-issuer, in one or more series (the “Senior Debt Securities”), and the Partnership’s subordinated debt securities, as to which the Finance Corporation may be co-issuer, in one or more series (the “Subordinated Debt Securities”; and together with the Senior Debt Securities, the “Partnership Debt Securities”) and (iv) the guarantees (each, a “Guarantee”) of the Partnership Debt Securities by the Guarantors listed in the Registration Statement (the “Guarantors”). The Senior Debt Securities will be issued pursuant to a Senior Debt Indenture in form substantially similar to that attached as Exhibit 4.9 to the Registration Statement (which is incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3 (File No. 333-187055) filed on March 5, 2013) (the “Senior Debt Indenture”), to be entered into by the Issuers, the Guarantors and U. S. Bank National Association, as trustee (the “Trustee”), with the form and terms (including whether the Finance Corporation is co-issuer thereof and any Guarantees) of any series of Senior Debt Securities issued under the Senior Debt Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to the Senior Debt Indenture. The Subordinated Debt Securities will be issued pursuant to a Subordinated Debt Indenture in form substantially similar to that attached as Exhibit 4.10 to the Registration Statement (which is incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-3 (File No. 333-187055) filed on March 5, 2013) (the “Subordinated Debt Indenture”; and together with the Senior Debt Indenture, the “Indentures”), to be entered into by the Issuers, the Guarantors and the Trustee, with the form and terms (including whether the Finance Corporation is co-issuer thereof and any Guarantees) of any series of Subordinated Debt Securities issued under the Subordinated Debt Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to the Subordinated Debt Indenture.

Memorial Production Partners, LP

September 3, 2014

We have examined originals or copies of the form of Indentures and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We also have assumed the legal capacity of natural persons, the corporate or other power of all persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of the Indenture and all other documents by the parties thereto other than the Company.

Based upon the foregoing, we are of the opinion that:

(i)	the Company is duly organized or formed, validly existing and in good standing as a limited liability company under the laws of the State of Colorado;

(ii)	the Company has the entity power to execute and deliver as a Guarantor the Indentures in substantially the forms filed as exhibits to the Registration Statement and any officers’ certificate or supplemental indenture thereto relating to the Partnership Debt Securities and perform its obligations under such Indentures and any officers’ certificate or supplemental indenture thereto relating to the Partnership Debt Securities (including its Guarantee pursuant to each such Indenture and any officers’ certificate or supplemental indenture thereto relating to the Partnership Debt Securities); and

(iii)	With respect to Partnership Debt Securities guaranteed by the Company, when:

(A) the Partnership, and, if such Finance Corporation is a co-issuer, Finance Corporation, the Company and the Guarantors (together with the Partnership, the Company and Finance Corporation, the “Obligors”) have taken all necessary action to establish the form and terms of such Partnership Debt Securities and to authorize and approve the issuance of such Partnership Debt Securities, the terms of the offering thereof and related matters;

(B) the applicable Indenture in substantially the form filed as an exhibit (including exhibits incorporated by reference) to the Registration Statement and any officers’ certificate or supplemental indenture thereto relating to such Partnership Debt Securities have been duly authorized, executed and delivered by the Obligors and the other parties thereto with the terms of such Partnership Debt Securities (including whether Finance Corporation is co-issuer thereof) and such Guarantees having been set forth in such Indenture or a supplemental indenture or an officers’ certificate delivered pursuant thereto;

(C) the Trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and

(D) such Partnership Debt Securities (including notations of such Guarantee thereon) have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture or supplemental indenture relating to such Partnership Debt Securities and the applicable resolutions of the respective governing bodies of the applicable Obligors and the applicable definitive purchase, underwriting or similar agreement against payment (or delivery) of the consideration therefor provided for therein, or, if such Partnership Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Units, the Partnership Agreement, against payment (or delivery) of the consideration therefor provided for therein;

such Guarantees by the Company will have been duly authorized by all necessary limited liability company action on the part of the Company.

This opinion is limited to the three specific matters set out above relating to the Company and the laws of the state of Colorado. This opinion may be relied upon by Akin Gump Strauss Hauer & Feld LLP in connection with the opinion it is delivering to you as filed as an exhibit to the Registration Statement. We hereby consent to the filing of copies of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you on matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitations, future changes in applicable law.

Memorial Production Partners, LP

September 3, 2014

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ Charles D. Bybee
Charles D. Bybee, Partner